SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                        FORM 8-K


                     CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)
                     September 7, 1999



                    LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)



Delaware                 0-27610             11-2882328
(State or other          (Commission        (IRS Employer
jurisdiction             File No.)        Identification Number)
of incorporation)


      7840 Montgomery Road, Cincinnati, Ohio     45236
      (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:
                     (513)792-9292


                         N/A

(Former name or former address, if changed since last report)


Item 5.  Other Events

On September 7, 1999 LCA-Vision issued the attached press release announcing the appointment of Joseph Dzialo as Executive Vice
President.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits


     99.1     Press Release dated September 7, 1999


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          LCA-VISION INC.



Date: September 7, 1999   By:/s/Larry P. Rapp
                          -----------------------------
                          Larry P. Rapp,
                          Chief Financial Officer

COMPANY CONTACTS              INVESTOR RELATIONS CONTACTS
----------------              ---------------------------
LCA-Vision Inc.               Lippert/Heilshorn & Associates, Inc.
Stephen N. Joffe,             Ruth Abeshaus (Ruth@lhai.com)
Chairman & CEO                (212) 838-3777
Larry Rapp,                   Bruce Voss (Bruce@lhai.com)
VP-Finance & CFO              (310) 575-4848
(513) 792-9292

FOR IMMEDIATE RELEASE


LCA-VISION APPOINTS JOSEPH DZIALO AS EXECUTIVE VICE PRESIDENT


CINCINNATI, September 7, 1999 --- LCA-Vision Inc. (NASDAQ NM:
LCAV), a leading U.S. based provider of laser vision correction services, today announced the appointment of Joseph B. Dzialo to the newly created position of Executive Vice President. Mr. Dzialo joins LCA-Vision from Nine West Group, recently acquired by Jones Apparel Group (NYSE: JNY), where he was President of the Wholesale Division of Easy Spirit Footwear.

In his new position, he will be responsible for all areas pertaining to LCA-Vision's operations, including the National Lasik Network, which is being created in conjunction with Cole National Corporation (NYSE: CNJ) and will provide the Company with the opportunity to access over 50 million managed care lives. Reporting to Tom Wilson, LCA-Vision's president and chief operating officer, Mr. Dzialo will also bring his considerable experience to bear on LCAV's laser vision correction centers and will initially focus on the development of new centers.

"Joseph has a strong professional background with over 20 years of experience. We are pleased to welcome him to the LCA-Vision team and with his extensive marketing and management background we are confident that he will enhance our capabilities and expand our corporate programs," commented Stephen Joffe, chairman and chief executive officer of LCA-Vision. "These management changes reflect the increasing pace of corporate development at LCA-Vision as our internal and external programs gain momentum."

Prior to joining Nine West Group in 1995, Mr. Dzialo held several senior positions with U.S. Shoe Corporation, acquired by Luxottica Group, where sales exceeded $200 million under his management. These positions included president, marketing director, and associate general manger of the wholesale division, which includes the Easy Spirit footwear line and LensCrafters. Mr. Dzialo was responsible for developing and implementing marketing objectives, strategies and plans and helped grow total division sales and enhance comparable store sales. Prior to his senior position at LensCrafters, Mr. Dzialo spent 12 years at Procter & Gamble, where he worked in several capacities including manufacturing, product
development and advertising.   Mr. Dzialo received an MBA in
marketing from Xavier University and his BS in engineering from Worcester Polytechnic Institute.

LCA-Vision operates laser vision correction centers in the U.S., Canada and Europe, which are supported by a network of over 2,200 ophthalmologists and optometrists. Since inception, approximately 70,000 laser vision correction procedures have been performed at the Company's centers.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.



                               # # #